Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

July 31, 2026
Jushi Holdings Inc.
301 Yamato Road, Suite 3250
Boca Raton, Florida 33431
To the addressee set forth above:
We have acted as local Nevada counsel to Jushi Holdings Inc., a Nevada corporation (the “Company”), which is the entity resulting from the domestication (as defined in Nevada Revised Statutes 92A.270) of Jushi Holdings Inc., a British Columbia corporation (the “BC Corporation”), into a Nevada corporation (the “Domestication”), in connection with the filing by the Company of Post-Effective Amendment No. 1 to Form S-3 Registration Statement (File No. 333-281867) (as so amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and resale from time to time by the applicable selling stockholders identified in the Registration Statement (collectively, the “Selling Stockholders”) of up to an aggregate of 23,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), comprised of (i) 4,000,000 shares of Common Stock (the “Resale Shares”) issued by the Company to the Selling Stockholders, and (ii) 19,400,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants evidenced by certain common stock purchase warrants (collectively, the “Warrant Agreements”) and issued by the Company to the Selling Stockholders in connection with the transactions contemplated by that certain Credit Agreement, dated as of July 31, 2024 (the “Credit Agreement”, and together with the Warrant Agreements, the “Transaction Documents”), by and among the BC Corporation, as borrower, the other loan parties party thereto, the Selling Stockholders party thereto as lenders, and Argent Institutional Trust Company, as agent for the lenders. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and resale of the Shares as contemplated by the Transaction Documents and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents and the Registration Statement.
For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Credit Agreement, (ii) the form of Warrant Agreement for shares of Common Stock filed as exhibit 10.2 to the Form 8-K (File No. 000-56468) of the BC Corporation, as filed with the Commission under Act on August 6, 2024 (the “Form 8-K”), (iii) the Registration Statement, (iv) the Company’s articles of incorporation and bylaws and (v) such other agreements, instruments, corporate records (including resolutions of the board

Jushi Holdings Inc.
July 31, 2026

of directors and any committee thereof) and other documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.
Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing a document at all relevant times had, has or at the time of such execution will have sufficient legal capacity to do so; (ii) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein (including, without limitation, the Transaction Documents) has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iii) the statements of fact and all representations and warranties set forth in the documents we have reviewed are and will be true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iv) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) the obligations of each party to any documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (vi) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vii) prior to the Domestication, the BC Corporation has taken all corporate action required under the laws of British Columbia to authorize the Transaction Documents and the performance by the Company of its obligations thereunder, including the issuance of Warrant Shares; (viii) each Warrant Agreement was duly executed and delivered by each party thereto (including each of the Selling Stockholders) in substantially the form thereof filed as an exhibit to the Form 8-K; and (ix) immediately after any issuance of Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan or arrangement (including under the Transaction Documents), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.
Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.    The Resale Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.
2.    The Warrant Shares have been duly authorized by the Company and if, when and to the extent any Warrant Shares are issued in accordance with all applicable terms and conditions set

Jushi Holdings Inc.
July 31, 2026

forth in, and in the manner contemplated by, the Transaction Documents, including due and proper exercise of the relevant Warrant Agreement(s) in accordance therewith and payment in full of all consideration required thereunder, and as described in the Registration Statement, such Warrant Shares will be validly issued, fully paid and nonassessable.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the filing of this opinion letter as an exhibit to the Registration Statement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP